U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
under the
Securities Act of 1933

DANIELS CORPORATE ADVISORY COMPANY, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	04-3667624
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375, (347) 242-3148

(Address and telephone number of Registrant’s principal executive offices and principal place of business)

Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015

(Full title of the Plans)

Arthur D. Viola, Parker Towers, 104-60, Queens Boulevard, 12th Floor, Forest Hills, New York 11375

(Name and address of agent for service)

(347) 242-3148

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,500,000	$0.03 (2)	$75,000.00	$8.72
(1)	The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rule 457(h) promulgated pursuant to the Securities Act of 1933.
(2)	This Offering Price per Share is established pursuant to the Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015 set forth in Exhibit 4.1 to this Form S-8.

Part I

Information Required in the Section 10(a) Prospectus

Item 1.     Plan Information.

See Item 2 below.

Item 2.     Registrant Information and Employee Plan Annual Information.

 The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

Part II

Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference.

 The following are hereby incorporated by reference:

 (a)                 The Registrant’s latest annual report on Form 10-K for the fiscal year ended November 30, 2013, filed on February 27, 2014.

 (b)                 All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-K referred to in (a) above.

 (c)                 A description of the Registrant’s securities contained in the Registration Statement on Form S-1, filed by the Registrant and which became effective on June 27, 2014, , including all amendments filed for the purpose of updating such common stock description.

 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.     Description of Securities.

 Not applicable.

Item 5.     Interest of Named Experts and Counsel.

 Not applicable.

Item 6.     Indemnification of Directors and Officers.

 Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allows a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

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 Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

 The Nevada Revised Statutes, stated herein, provide further for permissive indemnification of officers and directors.

 “A. NRS 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

“1.      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

“2.      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

“3.      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

“B.          NRS 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

“1.      Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

“(a)      By the stockholders;

“(b)     By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

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“(c)      If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

“(d)      If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

“2.     The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

“3.     The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

“(a)     Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

“(b)     Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

“C.          NRS 78.752. Insurance and other financial arrangements against liability of directors, officers, employees and agents.

“1.     A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

“2.     The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

“(a)     The creation of a trust fund.

“(b)     The establishment of a program of self-insurance.

“(c)     The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

“(d)     The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

“3.     Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

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“4.     In the absence of fraud:

“(a)      The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

“(b)     The insurance or other financial arrangement:

“1.      Is not void or voidable; and

“2.      Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

“5.     A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of the Nevada Revised Statutes.”

 The Nevada Revised Statutes, stated herein, provides further for permissive indemnification of officers and directors.

 The Registrant, with approval of the Registrant’s Board of Directors, may obtain directors’ and officers’ liability insurance.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Item 9.     Undertakings.

The undersigned registrant hereby undertakes:

 (a)          (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)         To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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 (d)         That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest Hills, New York, on February 17, 2015.

DANIELS CORPORATE ADVISORY COMPANY, INC.

By	/s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer

By	/s/ Arthur D. Viola
Arthur D. Viola, Chief Financial Officer and
Principal Accounting Officer

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Arthur D. Viola	Chief Executive Officer and Director	February 17, 2015
/s/ Arthur D. Viola	Chief Financial Officer, and Principal Accounting Officer	February 17, 2015

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015
5	Opinion Re: Legality
23.1	Consent of Accountants
23.2	Consent of Counsel

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Exhibit 4.1

DANIELS CORPORATE ADVISORY COMPANY, INC.

EMPLOYEES, OFFICERS, DIRECTORS, AND CONSULTANTS STOCK PLAN

FOR THE YEAR 2014

1.      Introduction. This Plan shall be known as the “Daniels Corporate Advisory Company, Inc. Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015” and is hereinafter referred to as the “Plan.” The purposes of this Plan are to enable Daniels Corporate Advisory Company, Inc., a Nevada corporation (the “Company”), to promote the interests of the Company and its stockholders by attracting and retaining Employees, Directors, and Consultants capable of furthering the future success of the Company and by aligning their economic interests more closely with those of the Company’s stockholders, by paying their retainer or fees in the form of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

2.      Definitions. The following terms shall have the meanings set forth below:

“Board” means the Board of Directors of the Company.

“Change of Control” has the meaning set forth in Paragraph 12(d) hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder. References to any provision of the Code or rule or regulation thereunder shall be deemed to include any amended or successor provision, rule or regulation.

“Committee” means the committee that administers this Plan, as more fully defined in Paragraph 13 hereof.

“Common Stock” has the meaning set forth in Paragraph 1 hereof.

“Company” has the meaning set forth in Paragraph 1 hereof.

“Consultants” means the Company’s consultants and advisors only if: (i) they are natural persons; (ii) they provide bona fide services to the Company; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Deferral Election” has the meaning set forth in Paragraph 6 hereof.

“Deferred Stock Account” means a bookkeeping account maintained by the Company for a Participant representing the Participant’s interest in the shares credited to such Deferred Stock Account pursuant to Paragraph 7 hereof.

“Delivery Date” has the meaning set forth in Paragraph 6 hereof.

“Director” means an individual who is a member of the Board of Directors of the Company.

“Dividend Equivalent” for a given dividend or other distribution means a number of shares of the Common Stock having a Fair Market Value, as of the record date for such dividend or distribution, equal to the amount of cash, plus the Fair Market Value on the date of distribution of any property, that is distributed with respect to one share of the Common Stock pursuant to such dividend or distribution; such Fair Market Value to be determined by the Committee in good faith.

“Effective Date” has the meaning set forth in Paragraph 3 hereof.

“Employee” means any officer or employee of the Company.

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“Exchange Act” has the meaning set forth in Paragraph 12(d) hereof.

“Fair Market Value” means the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or on The Nasdaq Stock Market, or, if not so listed on any other national securities exchange or The Nasdaq Stock Market, then the average of the bid price of the Common Stock during the last five trading days on the OTC Bulletin Board or the OTC Markets Group Inc. immediately preceding the last trading day prior to the date with respect to which the Fair Market Value is to be determined. If the Common Stock is not then publicly traded, then the Fair Market Value of the Common Stock shall be the book value of the Company per share as determined on the last day of March, June, September, or December in any year closest to the date when the determination is to be made. For the purpose of determining book value hereunder, book value shall be determined by adding as of the applicable date called for herein the capital, surplus, and undivided profits of the Company, and after having deducted any reserves theretofore established; the sum of these items shall be divided by the number of shares of the Common Stock outstanding as of said date, and the quotient thus obtained shall represent the book value of each share of the Common Stock of the Company.

“Participant” has the meaning set forth in Paragraph 4 hereof.

“Payment Time” means the time when a Stock Award is payable to a Participant pursuant to Paragraph 5 hereof (without regard to the effect of any Deferral Election).

“Stock Award” has the meaning set forth in Paragraph 5 hereof.

“Third Anniversary” has the meaning set forth in Paragraph 6 hereof.

3.      Effective Date of the Plan. This Plan was adopted by the Board effective February 17, 2015 (the “Effective Date”).

4.      Eligibility. Each individual who is an Employee, Director, or Consultant on the Effective Date and each individual who becomes an Employee, Director, or Consultant thereafter during the term of this Plan shall be a participant (the “Participant”) in this Plan, in each case during such period as such individual remains an Employee, Director, or Consultant of the Company or any of its subsidiaries. Each credit of shares of the Common Stock pursuant to this Plan shall be evidenced by a written agreement duly executed and delivered by or on behalf of the Company and a Participant, if such an agreement is required by the Company to assure compliance with all applicable laws and regulations.

5.      Grants of Shares. Commencing on the Effective Date, the amount of compensation or bonus for service to the Participants shall be payable in shares of the Common Stock (the “Stock Award”) pursuant to this Plan. The deemed issuance price of shares of the Common Stock subject to each Stock Award shall not be less than 85 percent of the Fair Market Value of the Common Stock on the date of the grant. In the case of any person who owns securities possessing more than ten percent of the combined voting power of all classes of securities of the issuer or its parent or subsidiaries possessing voting power, the deemed issuance price of shares of the Common Stock subject to each Stock Award shall be at least 100 percent of the Fair Market Value of the Common Stock on the date of the grant.

6.      Deferral Option. From and after the Effective Date, a Participant may make an election (a “Deferral Election”) on an annual basis to defer delivery of the Stock Award specifying which one of the following ways the Stock Award is to be delivered (a) on the date which is three years after the Effective Date for which it was originally payable (the “Third Anniversary”), (b) on the date upon which the Participant ceases to be a Participant for any reason (the “Departure Date”) or (c) in five equal annual installments commencing on the Departure Date (the “Third Anniversary” and “Departure Date” each being referred to herein as a “Delivery Date”). Such Deferral Election shall remain in effect for each Subsequent Year unless changed, provided that, any Deferral Election with respect to a particular Year may not be changed less than six months prior to the beginning of such Year, and provided, further, that no more than one Deferral Election or change thereof may be made in any Year.

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Any Deferral Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee no later than six months prior to the beginning of the Year in which it is to be effected; provided that, with respect to the Year beginning on the Effective Date, any Deferral Election or revocation thereof must be delivered no later than the close of business on the 30th day after the Effective Date.

7.      Deferred Stock Accounts. The Company shall maintain a Deferred Stock Account for each Participant who makes a Deferral Election to which shall be credited, as of the applicable Payment Time, the number of shares of the Common Stock payable pursuant to the Stock Award to which the Deferral Election relates. So long as any amounts in such Deferred Stock Account have not been delivered to the Participant under Paragraph 8 hereof, each Deferred Stock Account shall be credited as of the payment date for any dividend paid or other distribution made with respect to the Common Stock, with a number of shares of the Common Stock equal to (a) the number of shares of the Common Stock shown in such Deferred Stock Account on the record date for such dividend or distribution multiplied by (b) the Dividend Equivalent for such dividend or distribution.

8.      Delivery of Shares.

 (a)      The shares of the Common Stock in a Participant’s Deferred Stock Account with respect to any Stock Award for which a Deferral Election has been made (together with dividends attributable to such shares credited to such Deferred Stock Account) shall be delivered in accordance with this Paragraph 8 as soon as practicable after the applicable Delivery Date. Except with respect to a Deferral Election pursuant to Paragraph 6 hereof, or other agreement between the parties, such shares shall be delivered at one time; provided that, if the number of shares so delivered includes a fractional share, such number shall be rounded to the nearest whole number of shares. If the Participant has in effect a Deferral Election pursuant to Paragraph 6 hereof, then such shares shall be delivered in five equal annual installments (together with dividends attributable to such shares credited to such Deferred Stock Account), with the first such installment being delivered on the first anniversary of the Delivery Date; provided that, if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant’s estate or legal guardian, as the case may be, in accordance with the foregoing; provided that, if the Participant dies with a Deferral Election pursuant to Paragraph 6 hereof in effect, the Committee shall deliver all remaining undelivered shares to the Participant’s estate immediately. References to a Participant in this Plan shall be deemed to refer to the Participant’s estate or legal guardian, where appropriate.

 (b)      The Company may, but shall not be required to, create a grantor trust or utilize an existing grantor trust (in either case, the “Trust”) to assist it in accumulating the shares of the Common Stock needed to fulfill its obligations under this Paragraph 8. However, Participants shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under this Plan shall be as general creditors of the Company, unaffected by the existence or nonexistence of the Trust, except that deliveries of Stock Awards to Participants from the Trust shall, to the extent thereof, be treated as satisfying the Company’s obligations under this Paragraph 8.

9.      Share Certificates; Voting and Other Rights. The certificates for shares delivered to a Participant pursuant to Paragraph 8 above shall be issued in the name of the Participant, and from and after the date of such issuance the Participant shall be entitled to all rights of a stockholder with respect to the Common Stock for all such shares issued in his name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto.

10.    General Restrictions.

  (a)      Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of the Common Stock under this Plan prior to fulfillment of all of the following conditions:

 (i)     Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Common Stock;

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 (ii)    Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, upon the advice of counsel, deem necessary or advisable; and

 (iii)   Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, after receiving the advice of counsel, determine to be necessary or advisable.

 (b)     Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

11.    Shares Available. Subject to Paragraph 12 below, the maximum number of shares of the Common Stock which may in the aggregate be paid as Stock Awards pursuant to this Plan is 2,500,000. Shares of the Common Stock issuable under this Plan may be taken from treasury shares of the Company or purchased on the open market.

12.    Adjustments; Change of Control.

  (a)     In the event that there is, at any time after the Board adopts this Plan, any change in corporate capitalization, such as a stock split, combination of shares, exchange of shares, warrants or rights offering to purchase the Common Stock at a price below its Fair Market Value, reclassification, or recapitalization, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, stock dividend, or other extraordinary distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company (each of the foregoing a “Transaction”), in each case other than any such Transaction which constitutes a Change of Control (as defined below), (i) the Deferred Stock Accounts shall be credited with the amount and kind of shares or other property which would have been received by a holder of the number of shares of the Common Stock held in such Deferred Stock Account had such shares of the Common Stock been outstanding as of the effectiveness of any such Transaction, (ii) the number and kind of shares or other property subject to this Plan shall likewise be appropriately adjusted to reflect the effectiveness of any such Transaction, and (iii) the Committee shall appropriately adjust any other relevant provisions of this Plan and any such modification by the Committee shall be binding and conclusive on all persons.

  (b)     If the shares of the Common Stock credited to the Deferred Stock Accounts are converted pursuant to Paragraph 12(a) into another form of property, references in this Plan to the Common Stock shall be deemed, where appropriate, to refer to such other form of property, with such other modifications as may be required for this Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of the Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Deferred Stock Accounts.

  (c)     In lieu of the adjustment contemplated by Paragraph 12(a), in the event of a Change of Control, the following shall occur on the date of the Change of Control (i) the shares of the Common Stock held in each Participant’s Deferred Stock Account shall be deemed to be issued and outstanding as of the Change of Control; (ii) the Company shall forthwith deliver to each Participant who has a Deferred Stock Account all of the shares of the Common Stock or any other property held in such Participant’s Deferred Stock Account; and (iii) this Plan shall be terminated.

  (d)     For purposes of this Plan, Change of Control shall mean any of the following events:

 (i)      The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 80 percent or more of either (1) the then outstanding shares of the Common Stock of the Company (the “Outstanding Company Common Stock”), or (2) the combined voting power of then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Paragraph 12(d) are satisfied; or

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  (ii)     Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (iii)    Approval by the stockholders of the Company of a reorganization, merger, binding share exchange or consolidation, unless, following such reorganization, merger, binding share exchange or consolidation (A) more than 60 percent of, respectively, then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20 percent or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20 percent or more of, respectively, then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

  (iv)    Approval by the stockholders of the Company of (1) a complete liquidation or dissolution of the Company, or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60 percent of, respectively, then outstanding shares of common stock of such corporation and the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20 percent or more of, respectively, then outstanding shares of common stock of such corporation and the combined voting power of then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

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13.    Administration; Amendment and Termination.

  (a) The Plan shall be administered by the Compensation Committee (the “Committee”) of, or appointed by, the Board of Directors of the Company (the “Board”). The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum, or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of the Company’s Bylaws and of Nevada law applicable to the Board, except as otherwise provided herein or determined by the Board. The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of this Plan to administer all aspects of the Plan. All interpretations and constructions of this Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

  (b) The Board may from time to time make such amendments to this Plan, including to preserve or come within any exemption from liability under Section 16(b) of the Exchange Act, as it may deem proper and in the best interest of the Company without further approval of the Company’s stockholders, provided that, to the extent required under Nevada law or to qualify transactions under this Plan for exemption under Rule 16b-3 promulgated under the Exchange Act, no amendment to this Plan shall be adopted without further approval of the Company’s stockholders and, provided, further, that if and to the extent required for this Plan to comply with Rule 16b-3 promulgated under the Exchange Act, no amendment to this Plan shall be made more than once in any six month period that would change the amount, price or timing of the grants of the Common Stock hereunder other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder. The Board may terminate this Plan at any time by a vote of a majority of the members thereof.

14.    Term of Plan. No shares of the Common Stock shall be issued, unless and until the Directors of the Company have approved this Plan and all other legal requirements have been met. This Plan was adopted by the Board effective February 17, 2015, and shall expire on August 26, 2025.

15.    Governing Law. This Plan and all actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada.

16.    Information to Shareholders. The Company shall furnish to each of its stockholders financial statements of the Company at least annually.

17.    Miscellaneous.

  (a)      Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s stockholders or to limit the rights of the stockholders to remove any Director.

  (b)     The Company shall have the right to require, prior to the issuance or delivery of any shares of the Common Stock pursuant to this Plan, that a Participant make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such shares, including, without limitation, by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Participant, or by a cash payment to the Company by the Participant.

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IN WITNESS WHEREOF, this Plan has been executed effective as of February 17, 2015.

DANIELS CORPORATE ADVISORY COMPANY, INC.

By	/s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer

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 Exhibit 5

Norman T. Reynolds Law Firm, P. C.

Three Riverway, Suite 1800

Houston, Texas 77056

Telephone (713) 503-9411

Telecopier (713) 456-2509

February 17, 2015

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re:          Daniels Corporate Advisory Company, Inc. – Form S-8

Gentlemen:

We have acted as counsel to Daniels Corporate Advisory Company, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 relating to the registration of 2,500,000 shares of its common stock, par value $0.001 per share, which are issuable pursuant to the Company’s Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015.

In our representation we have examined such documents, corporate records, and other instruments as have been provided to us for the purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

Our opinion is limited by and subject to the following:

(a)                 In rendering our opinion we have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b)                In our examination of all documents, certificates and records, we have assumed without investigation, the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c)                 Our opinion is based solely on and limited to the federal laws of the United States of America and the laws of Nevada (based solely upon our review of a standard compilation thereof). We express no opinion as to the laws of any other jurisdiction.

Very truly yours,

/s/ Norman T. Reynolds Law Firm, P. C.

8

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: Daniels Corporate Advisory Company, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated January 23, 2014 included in Daniels Corporate Advisory Company, Inc. Annual Report on Form 10-K for the year ended November 30, 2013, and to all references to our Firm included in this Registration Statement.

/s/ John Scrudato CPA,

John Scrudato CPA

Califon, NJ

February 17, 2015

Exhibit 23.2

Norman T. Reynolds Law Firm. P. C.

Three Riverway, Suite 1800

Houston, Texas 77056

Telephone (713) 503-9411

Telecopier (713) 456-2509

February 17, 2015

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re:          Daniels Corporate Advisory Company, Inc. – Form S-8

Gentlemen:

We have acted as counsel to Daniels Corporate Advisory Company, Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 relating to the registration of 2,500,000 shares of its common stock, par value $0.001 per share, which are issuable pursuant to the Company’s Employees, Officers, Directors, and Consultants Stock Plan for the Year 2015.

We hereby consent to all references to our firm included in this Registration Statement, including the opinion of legality.

Very truly yours,

/s/ Norman T. Reynolds Law Firm, P. C.

WRITTEN CONSENT OF DIRECTORS

IN LIEU OF A SPECIAL MEETING

OF THE BOARD OF DIRECTORS
OF
DANIELS CORPORATE ADVISORY COMPANY, INC.
a Nevada corporation

February 17, 2015

Pursuant to the provisions of Section 78.315 of the Nevada Revised Statutes, the undersigned, being all of the directors of DANIELS CORPORATE ADVISORY COMPANY, INC., a Nevada corporation (the “Company”), do hereby consent to the following actions taken in lieu of a special meeting of the Board of Directors of the Company:

REGISTRATION STATEMENT ON FORM S-8

WHEREAS, it is in the best interest of the Company to adopt that certain Employees, Directors, and Consultants Stock Plan for the Year 2015 (the “Plan”), more fully described in Exhibit A attached hereto; and

WHEREAS, it is in the best interest of the Company to approve and file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED, that the appropriate officers and directors of the Company be, and they hereby are, authorized to execute the Plan and the Registration Statement on Form S-8 attached hereto as Exhibit A.

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to file with the Securities and Exchange Commission that certain Registration Statement on Form S-8 attached hereto as Exhibit A.

GENERAL

RESOLVED, that any and all actions previously taken by any of the officers and directors of the Company within the terms of the foregoing resolutions be, and the same hereby are, approved, ratified, and confirmed in all respects.

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, for and on behalf of the Company, to prepare and file all necessary instruments as may be required by law to carry out the terms of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first mentioned above.

ARTHUR D. VIOLA

Attachments:
Exhibit A – Registration Statement on Form S-8

Exhibit A

Registration Statement on Form S-8

EX-23.2 AUDITORS CONSENT

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO: Daniels Corporate Advisory Company, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated January 23, 2014 included in Daniels Corporate Advisory Company, Inc. Annual Report on Form 10-K for the year ended November 30, 2013, and to all references to our Firm included in this Registration Statement.

/s/ John Scrudato CPA,

John Scrudato CPA

Califon, NJ

February 17, 2015